As filed with the Securities and Exchange Commission on February 3, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

THE PEOPLES HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	64-0676974
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)

209 Troy Street

Tupelo, Mississippi, 38802-0709

(662) 680-1001

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

THE PEOPLES BANK & TRUST COMPANY

401(k) PLAN

(Full title of the Plan)

Copy to:

E. ROBINSON McGRAW President and Chief Executive Officer	JANE E. ARMSTRONG, ESQ.
The Peoples Holding Company 209 Troy Street Tupelo, Mississippi 38802-0709 (662) 680-1001 (Name, address, including zip code, and telephone number, including area code, of agent for service)	Phelps Dunbar LLP 365 Canal St., Suite 2000 New Orleans, Louisiana 70130 (504) 584-9244

CALCULATION OF REGISTRATION FEE

Title of each Class of securities to be registered(1)(2)	Amount To be Registered(1)(2)	Proposed maximum offering price per unit	Proposed maximum Aggregate offering price(3)	Amount of registration fee
Common Stock $5.00 par value	450,000 Shares	$32.62	$14,679,000	$1,727.72

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the 1933 Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low sales prices per share of the registrant’s common stock on January 31, 2005, as reported on the American Stock Exchange.

The Post-Effective Amendment shall become effective

upon filing in accordance with Rule 464 under the 1933 Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed solely to register 450,000 additional shares of the registrant’s $5.00 par value common stock issuable under The Peoples Bank & Trust Company 401(k) Plan. As of December 31, 2004, two tax qualified employee benefit plans maintained by an affiliate of the registrant were merged into The Peoples Bank & Trust Company 401(k) Plan, one of which was an employee stock ownership plan providing for the investment of its assets solely or primarily in the registrant’s common stock. The shares registered herein represent an aggregate of 400,000 shares allocable to the employee stock ownership component of the plan and an additional 50,000 shares to be available for investment and reinvestment of accounts maintained under the 401(k) plan. Pursuant to Form S-8, General Instruction E, the Registrant incorporates by reference herein the contents of the April 10, 2003 Registration Statement No. 333-104445.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24	Powers of Attorney (included on the Signature Page attached hereto).

99.1	The Peoples Bank & Trust Company 401(k) Plan Merger Amendment, effective as of December 31, 2004, effecting a merger of the Registrant’s Employee Stock Option Plan, Money Purchase Plan and 401(k) Plan into a single plan, with the surviving plan being The Peoples Bank & Trust Company 401(k) Plan.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 18th day of January, 2005.

THE PEOPLES HOLDING COMPANY

By:	/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints E. Robinson McGraw and Stuart R. Johnson, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Robinson McGraw E. Robinson McGraw	President and Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2005

/s/ Stuart R. Johnson Stuart R. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	January 18, 2005

/s/ William M. Beasley William M.Beasley	Director	January 18, 2005

/s/ George H. Booth, II George H. Booth, II	Director	January 18, 2005

/s/ Frank B. Brooks Frank B. Brooks	Director	January 18, 2005

/s/ Francis J. Cianciola Francis J. Cianciola	Director	January 18, 2005

John M. Creekmore John M. Creekmore	Director	January 18, 2005

/s/ Marshall H. Dickerson Marshall H. Dickerson	Director	January 18, 2005

/s/ John T. Foy John T. Foy	Director	January 18, 2005

/s/ Eugene B. Gifford, Jr. Eugene B. Gifford, Jr.	Director	January 18, 2005

/s/ Richard L. Heyer, Jr. Richard L. Heyer, Jr.	Director	January 18, 2005

/s/ Neal A. Holland Neal A. Holland	Directors	January 18, 2005

/s/ Harold Jeffreys Harold Jeffreys	Director	January 18, 2005

Jack C. Johnson	Director	January 18, 2005

/s/ Robert C. Leake Robert C. Leake	Director	January 18, 2005

/s/ J. Niles McNeel J. Niles McNeel	Director	January 18, 2005

/s/ C. Larry Michael C. Larry Michael	Director	January 18, 2005

/s/ Theodore S. Moll Theodore S. Moll	Director	January 18, 2005

/s/ John W. Smith John W. Smith	Director	January 18, 2005

/s/ H. Joe Truelove H. Joe Truelove	Director	January 18, 2005

/s/ J. Larry Young J. Larry Young	Director	January 18, 2005

EXHIBIT INDEX

Exhibit Number	Document Description

5	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24	Powers of Attorney (included on the Signature Page attached hereto).

99.1	The Peoples Bank & Trust Company 401(k) Plan Merger Amendment, effective as of December 31, 2004, effecting a merger of the Registrant’s Employee Stock Option Plan, Money Purchase Plan and 401(k) Plan into a single plan, with the surviving plan being The Peoples Bank & Trust Company 401(k) Plan.